Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BIOLASE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Equity	Units, consisting of	Rule 457(o)	—	—	$12,000,000	$0.0001102	$1,323.00

Equity	(i) Common Stock, par value $0.001 per share	Rule 457(i)	—	—	—	—	—

Equity	(ii) Warrants to purchase Common Stock	Rule 457(i)	—	—	—	—	—

Equity	Pre-Funded Units consisting of:(3)	—	—	—	—	—	—

Equity	(i) Pre-Funded Warrants to purchase Common Stock	Rule 457(i)	—	—	—	—	—

Equity	(ii) Warrants to purchase Common Stock	Rule 457(i)	—	—	—	—	—

Equity	Common stock issuable upon exercise of the Warrant	Rule 457(o)	—	—	$12,000,000	$0.0001102	$1,323.00

Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants(3)	—	—	—	—	—	—

Total Offering Amounts					$24,000,000		$2,646.00

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$2,646.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Units offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the Pre-Funded Warrants)